AMENDMENT TO THE SELLING AGREEMENT

                                     FOR THE

                               CONTRACTS FUNDED BY

                    TIAA SEPARATE ACCOUNT VA-1 AND THE SHARES

                      ISSUED BY THE TIAA-CREF MUTUAL FUNDS

                  Amendment to the Selling Agreement for the Contracts Funded by the TIAA Separate Account VA-1 dated May 31, 1995, by and between Teachers Personal Investors Services, Inc. ("TPIS") and TIAA-CREF Individual & Institutional Services, Inc. ("T-C Services") as amended June 30, 1997. T-C Services and TPIS mutually agree that upon execution of this Amendment, the Agreement shall be amended as set forth below:

              1.The title of the Agreement is hereby amended to read as follows:

                  "Selling Agreement for the Contracts Funded by the TIAA Separate Account VA-1, TIAA-CREF Life Separate Account VA-1 and the Shares Issued by TIAA-CREF Mutual Funds.

              2. The first Whereas clause is hereby amended to read as follows:

                  "WHEREAS, TPIS has entered into agreements with the Teachers Insurance and Annuity Association of America ("TIAA"), TIAA Separate Account VA-1 ("VA-1"), TIAA-CREF Mutual Funds (the "Fund"), and TIAA-CREF Life Insurance Company, for itself and on behalf of TIAA-CREF Life Separate Account VA-1 ("TIAA-CREF Life VA-1"), pursuant to which it serves as the principal underwriter of the variable annuity Contracts (the "Contracts") issued by VA-1 and TIAA-CREF Life VA-1 and the shares issued by the Fund (the "Shares").

                  IN WITNESS WHEREOF, T-C Services and TPIS have caused this Amendment to the Agreement to be executed in their names and on their behalf as of this day of November, 1998 by and through their duly authorized officers.

TIAA-CREF INDIVIDUAL & INSTITUTIONAL SERVICES, INC.

By:                                 Attest:
   Lisa Snow                                       Title:
   Vice President, Chief
   Counsel and Secretary

TEACHERS PERSONAL INVESTORS SERVICES, INC.

By:                                 Attest:
   Thomas G. Walsh                                              Title:
   President